Exhibit 99.2

1 May 2024

Flutter Entertainment plc (the “Company”)

Results of Annual General Meeting 2024

The Company announces that the following resolutions were approved at its Annual General Meeting (“AGM”) held on Wednesday, 1 May 2024.

All resolutions as set out in the Notice of Meeting were duly passed on a poll.

The number of votes for and against each of the resolutions put before the meeting and the number of votes withheld were as follows:

Resolutions	Votes For[1]		Votes Against		Total votes[2]	Votes Withheld[3]
	No. of shares	%	No. of shares	%	No. of shares	No. of shares
1(a). Election of John Bryant as a Director	110,706,156	94.60%	6,315,579	5.40%	117,051,353	29,618
2(a). Re-election of Nancy Cruickshank as a Director	116,161,307	99.26%	862,131	0.74%	117,051,353	27,915
2(b). Re-election of Nancy Dubuc as a Director	114,626,918	98.11%	2,211,551	1.89%	117,051,353	212,884
2(c). Re-election of Paul Edgecliffe-Johnson as a Director	116,995,407	99.98%	25,042	0.02%	117,051,353	30,904
2(d). Re-election of Alfred F. Hurley Jr as a Director	114,411,536	97.77%	2,608,915	2.23%	117,051,353	30,902
2(e). Re-election of Peter Jackson as a Director	117,015,179	99.99%	6,918	0.01%	117,051,353	29,256
2(f). Re-election of Holly Keller Koeppel as a Director	112,216,704	95.89%	4,806,538	4.11%	117,051,353	28,111
2(g). Re-election of Carolan Lennon as a Director	114,858,525	98.15%	2,164,848	1.85%	117,051,353	27,980
2(h). Re-election of Atif Rafiq as a Director	116,901,059	99.90%	121,108	0.10%	117,051,353	29,186
3. To receive and consider the Annual Report on Remuneration for the year ended 31 December 2023	113,753,499	97.21%	3,268,635	2.79%	117,051,353	29,219
4. Authority to the Directors to set the remuneration of the Auditor for the year ended 31 December 2024	115,581,075	98.77%	1,442,329	1.23%	117,051,353	27,949
5. Authority to call extraordinary general meetings on 14 clear days’ notice*	113,112,709	96.66%	3,911,029	3.34%	117,051,353	27,615
6. Authority to allot shares	113,991,023	97.41%	3,030,962	2.59%	117,051,353	29,368
7A. Dis-application of pre-emption rights*	116,980,520	99.97%	40,097	0.03%	117,051,353	30,736
7B. Dis-application of pre-emption rights in connection with an acquisition or specified capital investment*	116,795,379	99.81%	226,258	0.19%	117,051,353	29,716
8. Authority to purchase own shares*	116,776,786	99.80%	232,659	0.20%	117,051,353	41,908
9. Authority to reissue Treasury Shares*	116,993,547	99.99%	15,131	0.01%	117,051,353	42,675
10. To approve the Transfer of Flutter’s Listing Category on the Official List of the FCA and on the Main Market of the London Stock Exchange plc from a Premium Listing to a Standard Listing*	114,965,164	98.24%	2,063,908	1.76%	117,051,353	22,281
11. To approve the proposed updates to the Articles of Association*	114,958,215	98.24%	2,064,449	1.76%	117,051,353	28,689

*	Denotes Special Resolutions

NOTES:

[1]	Votes “For” and “Against” are expressed as a percentage of votes received. The “For” votes include those giving the Chair discretion.
[2]	The total number of ordinary shares in issue on Wednesday, 1 May 2024 was 177,546,237. The Company does not currently hold any ordinary shares as Treasury Shares.
[3]	A vote “Withheld” is not a vote in law and is not counted in the calculation of the votes “For” or “Against” the resolution.
[4]	The total number of votes cast at the AGM (i.e. For, Against and Withheld) was 117,051,353 ordinary shares representing a 65.93% turnout.

The full text of the resolutions can be found in the Notice of AGM, which is available for inspection at the UK Financial Conduct Authority’s (“FCA”) National Storage Mechanism https://data.fca.org.uk/#/nsm/nationalstoragemechanism and on the Company’s website at www.flutter.com/investors/shareholder-centre/agm.

A copy of the resolutions passed under special business (as defined by the Listing Rules of the FCA) will shortly be submitted to the FCA’s National Storage Mechanism for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism and at: https://direct.euronext.com/#/oamfiling

Listing update

Flutter is pleased to announce that, following the passing of the requisite special resolution at the AGM by 98.24% of votes cast, Flutter will transfer its listing category on the Official List of the FCA and the Main Market of the London Stock Exchange plc from “Premium Listing (commercial company)” to “Standard Listing (shares)” to relocate Flutter’s primary listing to the New York Stock Exchange (the “Proposed Transfer”). As set out in the Notice of Meeting, it is expected that the Proposed Transfer will take effect on May 31, 2024, more than 20 business days after the passing of the special resolution in compliance with the Listing Rules of the FCA.

Edward Traynor

Company Secretary

Flutter Entertainment plc